Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at

866.655.3650.

Commentary & Highlights

Fund

•                  In September, the Fund acquired three well-located office buildings in Houston that total approximately 579,000 rentable square feet. Northpoint Central, a nine-story structure with approximately 180,000 rentable square feet, is located in one of Houston’s strongest performing submarkets, North Belt/Greenspoint. 2603 Augusta, located near the Galleria in the San Felipe/Voss submarket, features approximately 242,000 rentable square feet. Regency Center is in the Westchase office submarket and totals approximately 157,000 rentable square feet.

•                  GrandMarc at Westberry Place, located on the Texas Christian University (TCU) campus in Fort Worth, opened in August and was 98 percent leased at the end of the third quarter. This high-demand mixed-use property offers student housing with 644 beds and 23,000 square feet of shopping and dining. On September 20, 2007, as expected, we shifted our investment in this project as well as GrandMarc UVA, located in Charlottesville, Virginia, from a debt position to equity ownership. We acquired our 50 percent interests in these properties for an aggregate capital contribution of $14.2 million. The $14.2 million capital contribution was paid entirely through the use of proceeds from repayment of the mezzanine loans originally made in February 2007 to provide financing for the development of these student housing projects.

Financial Statements

•                  As of September 30, 2007, the Fund was invested in 18 properties, as compared to four properties for the same quarter one year ago. As a result, significant changes are reflected in our quarter-over-quarter comparisons.

•                  Rental revenue was nearly $7.9 million during the third quarter of 2007, as compared to approximately $1.3 million during the third quarter of 2006. The significant increase in rental revenues was fueled by the acquisition of 14 properties over the past year. Acquired in June 2007, The Lodge & Spa at Cordillera generated over $2.6 million in hotel revenues during the third quarter.

•                  Net operating income (NOI) during the third quarter of 2007 was approximately $5.1 million, as compared to approximately $605,000 for the same quarter one year ago.

•                  During the third quarter of 2007, funds from operations (FFO) was $3.2 million, as compared to $1.1 million the same quarter one year ago.

Property Spotlight

•                  Frisco Square (pictured on back page), a 147-acre master-planned development located in Frisco, Texas, is home to existing office, retail, and multifamily properties, as well as the city’s municipal facilities. We are developing approximately 49 acres in a joint venture that includes office, retail, and restaurant space. We also have an interest in an office building and retail space currently under construction. Additionally, plans call for the build-to-suit construction of 45,000 square feet of retail and a multiscreen movie theater and dining concept. Frisco Square is located at the intersection of the Dallas North Tollway and Main Street. The complex is adjacent to the $65 million multipurpose sports and entertainment venue, Pizza Hut Park.

BEHRINGER HARVARD OPPORTUNITY REIT I , INC. (Unaudited)

CONSOLIDATED BALANCE SHEETS

	Sep. 30, 2007	Dec. 31, 2006

Assets

Real estate

Land and improvements, net	$98,309,175	$15,353,818

Building and improvements, net	266,436,034	118,998,957

Real estate under development	79,546,085	38,418,150

Total real estate	444,291,294	172,770,925

Condominium inventory	66,615,391	-

Cash and cash equivalents	47,782,912	54,639,099

Restricted cash	9,746,895	2,335,492

Accounts receivable, net	5,297,410	1,207,613

Prepaid expenses and other assets	1,563,648	476,624

Investment in unconsolidated joint ventures	36,457,401	-

Furniture, fixtures, and equipment, net	9,078,895	7,840,693

Deferred financing fees, net	2,674,456	1,788,365

Notes receivable	1,779,189	1,718,359

Lease tangibles, net	26,043,555	13,564,476

Other tangibles, net	10,832,096	10,826,332

Total assets	$662,163,142	$267,167,978

Liabilities and stockholders’ equity

Mortgages payable	$187,378,547	$89,203,539

Accounts payable	4,991,169	470,354

Payables to related parties	745,024	2,410,501

Acquired below-market leases, net	18,674,610	4,365,090

Distributions payable	1,142,632	1,694,594

Accrued liabilities	14,386,966	5,539,770

Subscriptions for common stock	1,207,690	569,673

Other liabilities	279,307	820,000

Total liabilities	228,805,945	105,073,521

Commitments and contingencies

Minority interest	13,075,132	2,647,878

Stockholders’ equity

Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	-	-

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	-	-

Common stock, $.0001 par value per share; 350,000,000 shares authorized, 48,135,066 and 18,202,576 shares issued and outstanding at September 30, 2007, and December 31, 2006, respectively	4,814	1,820

Additional paid-in capital	428,480,823	159,905,677

Accumulated distributions in excess of net income (loss)	(8,106,962)	(460,918)

Accumulated other comprehensive loss	(96,610)	-

Total stockholders’ equity	420,282,065	159,446,579

Total liabilities and stockholders’ equity	$662,163,142	$267,167,978

CONSOLIDATED STATEMENTS OF CASH FLOWS

	9 mos. ended	9 mos. ended
	Sep. 30, 2007	Sep. 30, 2006

Cash flows from operating activities:

Net income (loss)	$(895,611)	$1,388,523

Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:

Depreciation and amortization	6,435,032	449,875

Amortization of deferred financing fees	986,500	3,802

Minority interest	209,632	(130,697)

Equity in losses of unconsolidated joint ventures	295,039	-

Change in condominium inventory	(12,739,101)	-

Change in accounts receivable	(3,843,043)	(750,771)

Change in prepaid expenses and other assets	669,957	89,500

Change in accounts payable	3,261,888	1,005,739

Change in other liabilities	(540,693)	-

Change in accrued liabilities	594,488	646,410

Change in payables to related parties	468,674	-

Addition of lease intangibles	(324,165)	-

Cash (used in) provided by operating activities	(5,421,402)	2,702,381

Cash flows from investing activities:

Escrow deposits and pre-acquisition costs on real estate to be acquired	-	(360,500)

Purchases of real estate properties, net of cash acquired	(243,171,095)	(36,932,424)

Acquisition of interest in unconsolidated joint ventures	(22,587,440)	(17,379,912)

Capital expenditures for real estate under development	(11,587,089)	-

Capital expenditures for real estate under development of consolidated borrowers	(21,017,553)	-

Additions of property and equipment	(9,458,115)	-

Change in restricted cash	(6,773,385)	(1,540,434)

Investment in notes receivable	(14,225,830)	-

Fees paid to related party for mezzanine loan arrangements	(552,684)	-

Cash used in investing activities	(329,373,191)	(56,213,270)

Cash flows from financing activities:

Financing costs	(1,260,742)	(1,009,883)

Proceeds from bridge note	52,115,000	-

Proceeds from mortgages payable	2,488,483	18,000,000

Proceeds from mortgages of consolidated borrowers	13,651,827	5,778,459

Payments on mortgages payable	(29,968)	-

Purchase of interest rate cap	(154,450)	-

Issuance of common stock	293,214,605	110,127,445

Redemptions of common stock	(788,989)	-

Offering costs	(29,440,041)	(12,332,021)

Distributions	(1,709,832)	(87,066)

Contributions from minority interest holders	2,003,728	246,851

Change in subscriptions for common stock	638,017	4,798

Change in subscription cash received	(638,017)	8,688

Change in payables to related parties	(2,151,215)	392,118

Cash provided by financing activities	327,938,406	121,129,389

Net change in cash and cash equivalents	(6,856,187)	67,618,500

Cash and cash equivalents at beginning of period	54,639,099	18,560,885

Cash and cash equivalents at end of period	$47,782,912	$86,179,385

BEHRINGER HARVARD OPPORTUNITY REIT I , INC. (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	9 mos. ended	9 mos. ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006
Revenues

Rental revenue	$7,898,582	$1,316,884	$19,219,816	$1,791,128

Hotel revenue	2,602,403	-	3,220,095	-

Total Revenues	10,500,985	1,316,884	22,439,911	1,791,128

Expenses

Property operating expenses	4,106,693	564,863	7,490,410	700,505

Interest expense	1,758,591	127,665	4,060,947	127,665

Real estate taxes	1,022,683	109,362	2,255,907	190,878

Property management fees	267,849	38,194	546,478	57,841

Asset management fees	714,585	65,416	1,508,665	87,396

General and administrative	307,182	206,845	1,015,514	578,613

Advertising costs	158,067	-	781,312	-

Depreciation and amortization	3,691,557	403,056	8,040,099	577,309

Total expenses	12,027,207	1,515,401	25,699,332	2,320,207

Interest income	1,365,703	885,094	2,939,326	1,786,905

Equity in losses of unconsolidated joint ventures	(227,353)	-	(295,039)	-

Minority interest	145,672	130,697	(209,632)	130,697

Income (loss) before tax	(242,200)	817,274	(824,766)	1,388,523

Provision for income taxes	45,758	-	70,845	-

Net income (loss)	$(287,958)	$817,274	$(895,611)	$1,388,523

Weighted average shares outstanding:

Basic	42,499,702	11,340,747	31,154,323	7,701,098

Diluted	42,499,702	11,367,997	31,154,323	7,716,576

Earnings (loss) per share:

Basic	$(0.01)	$0.07	$(0.03)	$0.18

Diluted	$(0.01)	$0.07	$(0.03)	$0.18

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS

Net income (loss)	$(287,958)	$817,274	$(895,611)	$1,388,523

Preferred stock dividends	-	-	-	-

Net income (loss) allocable to common stock	(287,958)	817,274	(895,611)	1,388,523

Real estate depreciation[1]	2,071,662	231,583	4,630,470	327,273

Real estate amortization[1]	1,446,515	66,630	3,163,259	122,602

Funds from operations[2]	$3,230,219	$1,115,487	$6,898,118	$1,838,398

1  This represents our proportional share of depreciation and amortization expense of the properties we wholly own and our 95 percent ownership share of depreciation and amortization for Chase Park Plaza.

2  FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2007, and December 31, 2006, and our unaudited consolidated results of operations and cash flows for the periods ended September 30, 2007, and September 30, 2006. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Fund,” the “Company,” “we,” “us,” or “our”) and our subsidiaries, our plans to construct and renovate certain projects, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD OPPORTUNITY REIT I , INC. (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended	9 mos. ended	9 mos. ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006

Revenue	$10,500,985	$1,316,884	$22,439,911	$1,791,128

Operating expenses:

Property operating expenses	4,106,693	564,863	7,490,410	700,505

Real estate taxes	1,022,683	109,362	2,255,907	190,878

Property management fees	267,849	38,194	546,478	57,841

Total operating expenses	5,397,225	712,419	10,292,795	949,224

Net operating income	$5,103,760	$604,465	$12,147,116	$841,904

RECONCILIATION OF NOI TO NET INCOME (LOSS)

Net operating income	$5,103,760	$604,465	$12,147,116	$841,904

Adjustments for:

Depreciation and amortization	(3,691,557)	(403,056)	(8,040,099)	(577,309)

General and administrative expense	(307,182)	(206,845)	(1,015,514)	(578,613)

Interest expense	(1,758,591)	(127,665)	(4,060,947)	(127,665)

Asset management fees	(714,585)	(65,416)	(1,508,665)	(87,396)

Advertising costs	(158,067)	-	(781,312)	-

Provision for income tax	(45,758)	-	(70,845)	-

Equity loss on unconsolidated joint ventures	(227,353)	-	(295,039)	-

Interest income	1,365,703	885,094	2,939,326	1,786,905

Minority Interest	145,672	130,697	(209,632)	130,697

Net income (loss)	$(287,958)	$817,274	$(895,611)	$1,388,523

Published 12/07 • IN
© 2007 Behringer Harvard	202301

Net operating income (NOI), a non-GAAP financial measure, is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, equity in unconsolidated joint ventures, minority interests, income taxes, and the gain or loss on the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.